Exhibit 99.3

East Carolina Bank to Merge with Crescent State Bank

Associate Question & Answer Guide

This guide was developed for East Carolina Bank associates by ECB and Crescent State Bank management. This guide will provide answers to some of your questions about Crescent State Bank and the upcoming transition. We recognize that you will have more questions during this transition, and, while we do not answer them all in this document, they are a top priority and will be addressed as soon as possible in subsequent communications.

1.	What was announced today?

2.	When is the transaction expected to close?

3.	Who is Crescent State Bank (CSB)?

4.	Who is VantageSouth Bank (VSB)?

5.	How will the three banks combine to become one bank?

6.	How will associates be affected by this transaction?

7.	What is VantageSouth Bank’s business strategy?

8.	How will this transaction improve our ability to compete?

9.	How large will the combined bank be when this deal closes?

10.	Will we be closing any branches?

11.	Will mergers and acquisitions be the primary driver of growth going forward?

12.	What will be the Bank’s customer growth strategy?

13.	Why are we interested in this transaction?

14.	How will our customers be impacted?

15.	How will our customers learn about the merger and how it affects them?

16.	When should we start working as one team?

17.	Will our name change to VantageSouth Bank?

18.	How will associates be kept informed?

19.	Who do I go to for further questions if I require additional information?

20.	Where should I direct media inquiries?

What was announced today?

A. On September 25, 2012, ECB Bancorp, Inc. (ECB) and Crescent Financial Bancshares announced they have entered into a definitive agreement to merge pending regulatory approval. Additionally, Crescent Financial Bancshares announced the integration (pending regulatory and shareholder approval) with VantageSouth Bank (scheduled for December 1, 2012) at which time they will operate as VantageSouth Bank. For the purpose of simplicity, the combined bank will be referred to as VantageSouth Bank within the remainder of this document.

When is the transaction expected to close?

A. Pending regulatory approval, the transaction is expected to be completed early in the second quarter of 2013.

Who is Crescent State Bank (CSB)?

A. Crescent State Bank is a wholly owned subsidiary of Crescent Financial Bancshares. The company has total assets of $819 million, deposits of $662 million, and gross loans of $508 million as of June 30, 2012. The bank operates 15 full-service banking offices in the communities of Cary (2), Apex, Clayton, Garner, Holly Springs, Sanford, Southern Pines, Pinehurst, Raleigh (3), Knightdale and Wilmington (2), North Carolina. Crescent Financial Bancshares is a wholly owned subsidiary of Piedmont Community Banks Holding Company. You can learn more about Crescent State Bank by visiting their website at www.crescentstatebank.com.

Who is VantageSouth Bank (VSB)?

A. VantageSouth Bank is a wholly owned subsidiary of Piedmont Community Banks Holding Company. The bank, headquartered in Burlington, NC, has total assets of $248 million, deposits of $207 million and gross loans of $187 million as of June 30, 2012. The bank operates 5 full-service banking offices in the communities of Salisbury, China Grove, Fayetteville and Burlington (2), North Carolina. You can learn more about VantageSouth Bank by visiting their website at www.vantagesouth.com.

How will the three banks combine to become one bank?

A. VantageSouth Bank and Crescent State Bank are affiliate banks owned by the same holding company. They operate with a combined leadership team and are scheduled for full integration (pending regulatory and shareholder approval) on December 1, 2012. The combined bank intends to operate as VantageSouth Bank. Then, pending regulatory approval, East Carolina Bank will combine operations with the consolidated bank (formerly Crescent State Bank and VantageSouth Bank) in the second quarter of 2013.

How will associates be affected by this transaction?

A. The leadership teams from both banks will work together on an integration plan. Cost synergies will be realized by the combination of these two companies. However, there will be no immediate impact to staff, and our priority will be to ensure a smooth transition for our customers and associates. Prior to regulatory approval, both companies will continue to operate as separate businesses.

What is VantageSouth Bank’s business strategy?

A. VantageSouth Bank’s objective is to continue to operate as a Community Bank while growing within North Carolina. To meet this growth strategy the Bank will grow both organically and through strategic mergers and acquisitions. ECB represents a great opportunity to extend the regional footprint in North Carolina into well established markets that complement and resemble VantageSouth’s existing markets.

How will this transaction improve our ability to compete?

A. By almost doubling the branch network, this partnership will allow us to better serve clients across the state of North Carolina through an expanded number of branches, ATMs and LPOs. We will broaden our ability to deliver advice and solutions as the leading Community Bank in North Carolina.

How large will the combined bank be when this deal closes?

A. The combined bank will consist of 45 banking offices (branches + LPOs), with $2 billion in assets across 37 cities in North Carolina.

Will we be closing any branches?

A. We do not anticipate closing any branches at this time. The footprints of both banks are complementary across the state.

Will mergers and acquisitions be the primary driver of growth going forward?

A. The combined bank will pursue a number of growth strategies, including organic growth in existing markets and businesses, selected de novo branch openings, and strategic mergers and acquisitions.

What will be the Bank’s customer growth strategy?

A. VantageSouth Bank will continue to focus on being the bank for businesses, business owners, professionals and their employees. We will build upon our strengths in Commercial and Small Business Banking, Retail Banking, Mortgage, Agribusiness Banking and Wealth Management.

VantageSouth Bank is well positioned for future growth. The Bank has a solid foundation and the infrastructure and capital necessary to support additional growth.

Why are we interested in this transaction?

A. Our board and management team believes that partnering with VantageSouth Bank is the most effective way to grow value for our shareholders, and to deliver enhanced service to our customers.

How will our customers be impacted?

A. Current customers of both banks will continue to work with their local bankers. Upon conversion, the ECB locations will be rebranded and customer accounts will be converted into similar and appropriate accounts. Our primary objective will be to ensure a smooth and seamless transition for our customers while maintaining the existing relationships with their current bankers.

How will our customers learn about the merger and how it affects them?

A. Customers will learn of this merger in multiple ways. Beginning today, we will communicate the agreement through various media channels thus announcing the transaction to customers. In subsequent days and months, additional direct communication will take place to ensure they fully understand the benefits to them under the new combined organization. Associates will be notified before all customer communications are delivered. Our goal is to make this merger as seamless as possible for each customer.

When should we start working as one team?

A. Both banks should continue to operate separately (business as usual) until regulatory approval is received, which is expected in the second quarter of 2013. There should be no grassroots-level client or market planning discussions, or integration until approval is received and an integration plan is delivered.

Will our name change to VantageSouth Bank?

A. Once the merger is completed the combined banks will operate as VantageSouth Bank. A plan for how we will introduce the name and combined capabilities to our customers will be developed and communicated in the coming months. New signs, website, letterhead and other materials will be developed in collaboration and delivered upon integration.

How will associates be kept informed?

A. A series of associate meetings and ongoing internal communications will be provided to keep everyone informed and answer questions. Conference calls and other information resources will be established specifically to address associate’s needs. In addition, market visits and town-halls will be scheduled with the executive teams of both banks.

Who do I go to with further questions or if I require additional information?

A. We will be establishing an intranet SharePoint site to help facilitate communications quickly. We will post the most recent information on that site. In the interim, please contact your appropriate member of STG with further questions.

Where should I direct media inquiries?

A. Only authorized spokespeople are allowed to comment to the media. All media inquiries should be directed to Dwight Utz, Jim Burson or Tom Crowder.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, CRFN will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a joint proxy statement/prospectus of CRFN and ECBE. The companies will file with the SEC other relevant materials in connection with the proposed merger, and will mail the joint proxy statement/prospectus to their respective shareholders. SHAREHOLDERS OF BOTH CRFN AND ECBE ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING CRFN, ECBE AND THE PROPOSED MERGER. You will be able to obtain a free copy of the Registration Statement, as well as other filings containing information about Crescent Financial Bancshares, Inc. at the SEC’s Internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either Crescent Financial Bancshares, Inc., 3600 Glenwood Avenue, Suite 300, Raleigh, NC 27612, Attention: Terry Earley, Executive Vice President and Chief Financial Officer, or ECB Bancorp, Inc., Post Office Box 337, Englehard, NC 27824, Attention: Tom Crowder, Chief Financial Officer.

CRFN, ECBE and their respective directors and executive officers may be deemed to be “participants” in the solicitation of proxies from the shareholders of CRFN and ECBE in favor of the merger. Information about the directors and executive officers of ECB Bancorp, Inc. and their ownership of ECBE common stock is set forth in ECBE’s definitive proxy statement filed with the SEC on April 27, 2012 and available at the SEC’s Internet site (http://www.sec.gov) and from ECB Bancorp, Inc. at the address set forth in the preceding paragraph. Information about the directors and executive officers of Crescent Financial Bancshares, Inc. and their ownership of CRFN common stock is set forth in CRFN’s definitive proxy statement filed with the SEC on April 5, 2012 and available at the SEC’s internet site (http://www.sec.gov) and from CRFN at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.

Crescent Financial Bancshares, Inc.

Crescent State Bank is a state chartered bank operating fifteen banking offices in Cary (2), Apex, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford, Garner, Raleigh (3), Wilmington (2) and Knightdale, North Carolina. Crescent Financial Bancshares, Inc. stock can be found on the NASDAQ Global Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through the Bank’s website at www.crescentstatebank.com.

ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank has 25 branch offices in eastern North Carolina stretching from the Virginia to South Carolina state lines east of Interstate 95. ECB offers a full range of financial services including Mortgages, Agricultural Banking and Wealth Management services. The Company’s common stock is listed on NYSE Amex under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements involve a number of risks and uncertainties.

Crescent Financial Bancshares, Inc. (“CRFN”) and ECB Bancorp, Inc. (“ECBE”) caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving CRFN and ECBE, CRFN’s and ECBE’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements